EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 3 (File No. 333-155205) of our report dated March 30, 2009, relating to our audits of the consolidated financial statements of Sahara Media Holdings, Inc. as of and for the years ended December 31, 2008 and 2007 and the period January 18, 2005 (date of inception) through December 31, 2008.  We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Weiser LLP

Weiser LLP
New York, New York
April 6, 2009